EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223799, No. 333-209389 and No. 333-200420) and Form S-8 (No. 333-218888, No. 333-204705, No. 333-194969 and No. 333-194968) of Braemar Hotels & Resorts Inc. (the Company) of our report with respect to the financial statements of The Ritz-Carlton Sarasota Resort as of and for the year ended December 31, 2017, included in the Company’s Current Report (Form 8-K/A), filed with the Securities and Exchange Commission.

/s/ Squar Milner LLP

Newport Beach, California
June 20, 2018